Exhibit 99.3
9 CTO Realty Growth Quarterly Supplemental 4 th Quarter 2025 Investor Relations ir@ctoreit.com 369 N New York Ave., Suite 201 Winter Park, FL 32789 https://www.ctoreit.com/ Ashley Park Atlanta, GA 1

© CTO Realty Growth, Inc. | ctoreit.com 10 Table of Contents December 31, 2025 Press Release Fourth Quarter and Year End 2025 Earnings Press Release 3 Financial Summary Results Overview & Guidance 11 Consolidated Balance Sheets 12 Consolidated Statements of Operations 13 Funds from Operations 14 Supplemental Schedule of Same-Property Net Operating Income 15 Adjusted EBITDA 16 Market Capitalization, Debt Ratios and Liquidity 17 Debt Summary 18 Real Estate Portfolio Capital Investments 19 Leasing Summary Top Tenant Summary 20 Retail Leasing Activity 21 Lease Expiration Schedule 22 Portfolio & Investment Summary Investments and Dispositions 23 Portfolio Summary 24 Geographic Diversification 25 Other Investments 26 Additional Disclosures 2026 Guidance 27 Contact Information & Research Coverage 28 2

Page 3 DRAFT DRATDDD Press Release FIRST 2024 OPERATING RESULTS FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FOURTH QUARTER AND YEAR END 2025 OPERATING RESULTS – Closed $165.9 million of investments at a weighted average initial cash yield of 9.0% in 2025 – – Signed comparable retail leases for a record 24% increase in cash base rent in 2025 – – Current signed-not-open pipeline of $6.1 million and record high leased occupancy of 95.9% – – Provides 2026 Outlook – WINTER PARK, FL – February 19, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter and year ended December 31, 2025. Net Income attributable to common stockholders of $0.82 per diluted share for the fourth quarter, and $0.08 per diluted share for the full year. Fourth Quarter and Full Year 2025 Highlights ▪ Core Funds from Operations (“FFO”) attributable to common stockholders of $0.49 per diluted share for the fourth quarter, and $1.87 per diluted share for the full year. ▪ Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.51 per diluted share for the fourth quarter, and $1.97 per diluted share for the full year. ▪ Shopping center same-property net operating income (“NOI”) increased by 4.3% for the fourth quarter, and 4.4% for the full year. Including other/non-core properties, same-property NOI increased by 1.1% for the fourth quarter, and 3.2% for the full year. ▪ Executed 167,000 square feet of comparable retail spaces at a cash rent spread increase of 31% for the fourth quarter, contributing to a record of 592,000 square feet of comparable retail spaces at a cash rent spread increase of 24% for the full year. ▪ In the fourth quarter, acquired Pompano Citi Centre, a 509,000 square foot open-air retail center located in a submarket of Fort Lauderdale, Florida, for a purchase price of $65.2 million, contributing to $165.9 million of total investments for the full year. ▪ In the fourth quarter, sold the Shops at Legacy North in Dallas, Texas for $78.0 million contributing to $85.1 million of total dispositions for the full year. ▪ Subsequent to December 31, 2025, the Company is under contract to acquire a 384,000 square foot shopping center located in Texas for a gross purchase price of $82.6 million, which we anticipate to close in the near-term. “We continued our momentum in 2025, ending the year with a signed-not-open pipeline of $6.1 million, representing 5.8% of in-place ABR and positioning the Company for growth in 2026 and 2027,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Further, we completed over 670,000 square feet of leasing in 2025, a record for the Company, which helped drive leased occupancy to an all-time high of 95.9% at year-end.”

Financial Results

(in thousands, except per share data)	4Q 2025	4Q 2024	FY 2025	FY 2024
Net Income (Loss) Attributable to Common Stockholders	$ 26,457	$ (17,095)	$ 2,580	$ (8,779)
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted	$ 0.82	$ (0.56)	$ 0.08	$ (0.35)
Core FFO Attributable to Common Stockholders	$ 15,760	$ 14,152	$ 60,496	$ 47,875
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$ 0.49	$ 0.46	$ 1.87	$ 1.88
AFFO Attributable to Common Stockholders	$ 16,429	$ 14,933	$ 63,562	$ 50,773
AFFO Attributable to Common Stockholders per Common Share - Diluted	$ 0.51	$ 0.49	$ 1.97	$ 2.00

Refer to "Non-GAAP Financials Measures" for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

Portfolio Performance

Retail Leasing Activity

- During the three months ended December 31, 2025, the Company executed 23 new leases, renewals and extensions totaling 189,000 square feet. On a comparable space basis, the Company executed 167,000 square feet at an average cash rent spread increase of 31%.
- During the year ended December 31, 2025, the Company executed 87 new leases, renewals and extensions totaling 671,000 square feet. On a comparable space basis, the Company executed 592,000 square feet at an average cash rent spread increase of 24%.

Same Property NOI

- For the three months ended December 31, 2025, shopping center same property NOI increased by 4.3% versus the comparable 2024 period. Including other/non-core properties, same property NOI increased by 1.1% versus the comparable 2024 period. Same property NOI for other/non-core properties was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, NM property on December 1, 2025. As of December 31, 2025, the Albuquerque property is 100% leased to two investment grade tenants: Fidelity and the State of New Mexico.
- For the year ended December 31, 2025, shopping center same property NOI increased by 4.4% versus the comparable 2024 period. Including other/non-core properties, same property NOI increased by 3.2% versus the comparable 2024 period.

Occupancy

- As of December 31, 2025, the Company reported leased occupancy of 95.9%, up 170 basis points compared to September 30, 2025 and up 250 basis points compared to December 31, 2024.

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Page 5 Investment and Disposition Activity Investment Activity ▪ During the three months ended December 31, 2025, the Company acquired Pompano Citi Centre, an open-air retail center located in a submarket of Fort Lauderdale, Florida for a purchase price of $65.2 million, and amended and upsized one commercial loan investment for a total commitment of $16.0 million, at an initial yield of 12.0% (including paid-in-kind interest). ▪ During the year ended December 31, 2025, the Company acquired two shopping centers in attractive, high-growth markets of Atlanta and South Florida for a total purchase price of $144.9 million ($136 per square foot) at a weighted average initial cash yield of 8.7%, and originated $21.0 million of structured investment commitments, at a weighted average initial yield of 10.7% (including paid-in-kind interest). ▪ The Company is currently under contract to acquire a 384,000 square foot shopping center located in South Texas for a gross purchase price of $82.6 million. Disposition Activity ▪ During the three months ended December 31, 2025, the Company sold the Shops at Legacy North in Dallas, Texas for $78.0 million, at an exit cash cap rate of low-5%. ▪ During the year ended December 31, 2025, the Company sold two properties for $85.1 million ($311 per square foot), at a weighted average exit cash cap rate of mid-5%, generating aggregate gains of $20.9 million. Balance Sheet and Liquidity Our balance sheet highlights as of December 31, 2025, included: ▪ Total liquidity of $167.1 million, consisting of $149.0 million of undrawn commitments and $18.1 million of cash on hand, including cash held in like-kind exchange escrow accounts. ▪ Total borrowings of $618.8 million at a weighted average rate of 4.3%, including $601.0 million of unsecured borrowings and a $17.8 million mortgage payable. ▪ Net debt to Pro Forma Adjusted EBITDA was 6.4 times. ▪ During the quarter ended December 31, 2025, the Company repurchased $5.0 million of common stock, at a weighted average purchase price of $16.26 per share. During the year ended December 31, 2025, the Company repurchased $9.3 million of common stock, at a weighted average purchase price of $16.27 per share. ▪ The Company’s only maturity in 2026 is a $17.8 million mortgage note payable. Common and Preferred Dividends ▪ The Company's Board of Directors has authorized a quarterly cash dividend of $0.38 per share of the Company's common stock for the first quarter of 2026. The dividend is payable on March 31, 2026 to stockholders of record as of March 12, 2026. ▪ The Company's Board of Directors has authorized a quarterly cash dividend of $0.39844 per share of the Company's 6.375% Series A Cumulative Redeemable Preferred Stock for the first quarter of 2026. The dividend is payable on March 31, 2026 to stockholders of record as of March 12, 2026.

Page 6 2026 Outlook The Company’s outlook for 2026 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission. Below is a summary of the Company’s 2026 outlook, assumptions used in forecasting, and a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted. Outlook Range for 2026 (Unaudited) Low High Core FFO per Common Share - Diluted (1) $ 1.98 to $ 2.03 AFFO per Common Share - Diluted (1) $ 2.11 to $ 2.16 (1) Attributable to Common Stockholders The Company’s 2026 outlook includes but is not limited to the following assumptions: ▪ Investment volume, including commercial loans or similarly structured investments, of $100 million to $200 million at a weighted average initial cash yield between 8.0% and 8.5%. ▪ Same-Property NOI growth for shopping centers of approximately 3.5% - 4.5%. ▪ General and administrative expenses of $19.5 million to $20.0 million. Outlook Range for 2026 (Unaudited) Low High Net Income Attributable to the Company per Common Share - Diluted $ 0.26 $ 0.32 Depreciation and Amortization of Real Estate 2.03 2.03 Funds from Operations, per Common Share - Diluted $ 2.29 $ 2.35 Distributions to Preferred Stockholders (0.22) (0.22) Funds From Operations Attributable to Common Stockholders per Common Share - Diluted $ 2.07 $ 2.13 Amortization of Intangibles to Lease Income (0.09) (0.10) Core FFO Attributable to Common Stockholders per Common Share - Diluted $ 1.98 $ 2.03 Adjustments: Straight-Line Rent Adjustment (0.04) (0.04) Amortization of Loan Costs and Capitalized Interest 0.03 0.03 Non-Cash Compensation 0.14 0.14 AFFO Attributable to Common Stockholders per Common Share - Diluted $ 2.11 $ 2.16

Page 7 Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the fourth quarter and full year ended December 31, 2025, on Friday, February 20, 2026 at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/3eh9unzw Registration: https://register-conf.media-server.com/register/BI0b6b6616b30241d689339444f4f7a55b We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

Page 8 About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in commercial loans and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Page 9 Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

Page 10 To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 11 Results Overview & Guidance For the quarter and year ended December 31, 2025 (unaudited; in thousands, except share, per share and per square foot amounts) Quarter ended Year ended December 31, 2025 December 31, 2025 Financial Results Total Revenues (page 13) $ 38,339 $ 149,545 Net Income Attributable to Common Shareholders (Page 13) $ 26,457 $ 2,580 Net Income per Diluted Share $ 0.82 $ 0.08 Funds from Operations (FFO) (page 14) $ 15,870 $ 41,053 FFO per Diluted Share $ 0.49 $ 1.27 Core FFO (page 14) $ 15,760 $ 60,496 Core FFO per Diluted Share $ 0.49 $ 1.87 AFFO (page 14) $ 16,425 $ 63,562 AFFO per Diluted Share $ 0.51 $ 1.97 Same Property NOI for Shopping Centers (page 15) $ 19,024 $ 58,977 % Growth 4.3% 4.4% Preferred Dividend Declared per Share $ 0.40 $ 1.59 Common Dividends Declared per Share $ 0.38 $ 1.52 Q4 2025 Core FFO Payout Ratio 77.6% 81.3% Q4 2025 AFFO Payout Ratio 74.5% 77.2% Weighted Average Diluted Shares 32,235,624 32,292,812 Debt Metrics Net Debt to Pro Forma Adjusted EBITDA 6.4x Net Debt to Enterprise Value 46.2% Fixed Charge Coverage 3.0x Property Data Number of Properties 21 Square Footage 5,500,898 Cash Rent PSF $ 20.77 Leased Occupancy 95.9% Occupancy 91.0% 2026 Guidance Core FFO per Diluted Share $1.98 - $2.03 AFFO per Diluted Share $2.11 - $2.16 Same Property NOI Growth for Shopping Centers 3.5% – 4.5% These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 12 Consolidated Balance Sheets As of December 31, 2025 and 2024 (unaudited; in thousands, except share and per share data) As of December 31, 2025 2024 ASSETS Real Estate: Land, at Cost $ 289,012 $ 257,748 Building and Improvements, at Cost 766,371 720,480 Other Furnishings and Equipment, at Cost 923 883 Construction in Process, at Cost 4,091 5,091 Total Real Estate, at Cost 1,060,397 984,202 Less, Accumulated Depreciation (107,268) (82,864) Real Estate—Net 953,129 901,338 Land and Development Costs 300 300 Intangible Lease Assets—Net 84,710 79,198 Investment in Alpine Income Property Trust, Inc. 41,324 39,666 Commercial Loans and Investments 104,804 105,043 Cash and Cash Equivalents 6,467 9,017 Restricted Cash 34,652 8,344 Refundable Income Taxes - 70 Deferred Income Taxes—Net 2,309 2,467 Other Assets 36,207 36,201 Total Assets $ 1,263,902 $ 1,181,644 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1,709 $ 3,278 Accrued and Other Liabilities 28,185 21,268 Deferred Revenue 18,802 10,183 Intangible Lease Liabilities—Net 31,486 15,124 Income Taxes Payable 29 — Long-Term Debt—Net 616,345 518,993 Total Liabilities 696,556 568,846 Stockholders’ Equity: Preferred Stock 47 47 Common Stock 324 317 Additional Paid-In Capital 382,494 367,828 Retained Earnings 184,886 232,089 Accumulated Other Comprehensive Income (Loss) (405) 12,517 Total Stockholders’ Equity 567,346 612,798 Total Liabilities and Stockholders’ Equity $ 1,263,902 $ 1,181,644 These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission

Consolidated Statements of Operations

For the quarters and years ended December 31, 2025 and 2024

(unaudited; in thousands, except share, per share and dividend data)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Revenues				
Income Properties	$ 33,670	$ 31,562	$ 132,156	$ 110,591
Management Fee Income	1,248	1,230	4,849	4,590
Interest Income From Commercial Loans and Investments	3,421	2,950	12,540	7,357
Real Estate Operations	–	–	–	1,981
Total Revenues	38,339	35,742	149,545	124,519
Direct Cost of Revenues				
Income Properties	(9,580)	(9,155)	(37,923)	(31,785)
Real Estate Operations	–	–	–	(1,437)
Total Direct Cost of Revenues	(9,580)	(9,155)	(37,923)	(33,222)
General and Administrative Expenses	(4,616)	(4,519)	(18,527)	(16,269)
Provision for Impairment	–	(23)	(68)	(676)
Depreciation and Amortization	(15,428)	(29,348)	(60,015)	(65,049)
Total Operating Expenses	(29,624)	(43,045)	(116,533)	(115,216)
Gain on Disposition of Assets	20,079	–	21,452	8,308
Loss on Extinguishment of Debt	–	–	(20,449)	–
Other Gain	20,079	–	1,003	8,308
Total Operating Income (Loss)	28,794	(7,303)	34,015	17,611
Investment and Other Income (Loss)	6,784	(2,595)	3,451	2,606
Interest Expense	(7,100)	(5,756)	(26,928)	(22,521)
Income (Loss) Before Income Tax Benefit (Expense)	28,478	(15,654)	10,538	(2,304)
Income Tax Benefit (Expense)	(143)	437	(446)	339
Net Income (Loss) Attributable to the Company	28,335	(15,217)	10,092	(1,965)
Distributions to Preferred Stockholders	(1,878)	(1,878)	(7,512)	(6,814)
Net Income (Loss) Attributable to Common Stockholders	$ 26,457	$ (17,095)	$ 2,580	$ (8,779)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.82	$ (0.56)	$ 0.08	$ (0.35)
Weighted Average Number of Common Shares				
Basic	32,175,554	30,603,089	32,267,365	25,361,379
Diluted	32,235,624	30,703,941	32,292,812	25,401,176
Dividends Declared and Paid - Preferred Stock	$ 0.40	$ 0.40	$ 1.59	$ 1.59
Dividends Declared and Paid - Common Stock	$ 0.38	$ 0.38	$ 1.52	$ 1.52

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com

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© CTO Realty Growth, Inc. | ctoreit.com 14 Funds from Operations For the quarters and years ended December 31, 2025 and 2024 (unaudited; in thousands, except per share data) Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net Income (Loss) Attributable to the Company $ 28,335 $ (15,217) $ 10,092 $ (1,965) Distributions to Preferred Stockholders (1,878) (1,878) (7,512) (6,814) Adjustments: Depreciation and Amortization of Real Estate 15,411 29,331 59,947 64,981 Gain on Disposition of Assets (20,079) — (21,452) (8,308) Gain on Disposition of Other Assets — (354) — (904) Provision for Impairment — 23 68 676 Realized and Unrealized Loss (Gain) on Investment Securities (5,919) 3,331 (90) 463 FFO $ 15,870 $ 15,236 $ 41,053 $ 48,129 Loss on Extinguishment of Debt — — 20,449 — Amortization of Intangibles to Lease Income (110) (1,084) (1,006) (254) Core FFO $ 15,760 $ 14,152 $ 60,496 $ 47,875 Adjustments: Straight-Line Rent Adjustment (469) (169) (2,159) (1,681) Other Depreciation and Amortization (1) (3) (2) (13) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 203 203 1,069 955 Non-Cash Compensation 936 750 4,158 3,637 AFFO $ 16,429 $ 14,933 $ 63,562 $ 50,773 Per Common Diluted Share 1 : FFO $ 0.49 $ 0.50 $ 1.27 $ 1.89 Core FFO $ 0.49 $ 0.46 $ 1.87 $ 1.88 AFFO $ 0.51 $ 0.49 $ 1.97 $ 2.00 These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission 1. The weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Notes except for the actual issuance of 1,089,555 shares of the Company’s common stock in connection with the settlement during the three months ended June 30, 2025; therefore, the full impact of the issued shares were included in the denominator for this measure for the three months December 31, 2025 and the weighted average impact of the issued shares were included in the denominator for this measure for the year ended December 31, 2025.

Supplemental Schedule of Same-Property Net Operating Income

For the quarters and years ended December 31, 2025 and 2024

(unaudited; in thousands)

Same-Property NOI for Shopping Centers	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Base Rents	$ 20,275	$ 19,721	$ 62,363	$ 59,636
Expense Recoveries	5,428	5,584	17,689	17,653
Other Income	169	255	581	549
Total Revenues	25,872	25,560	80,633	77,838
Operating Expenses	(6,847)	(7,317)	(21,657)	(21,350)
Same-Property NOI for Shopping Centers	$ 19,024	$ 18,243	$ 58,977	$ 56,488
Same-Property NOI Growth for Shopping Centers	4.3%		4.4%	
Same-Property Occupancy	92.5%	91.3%	95.4%	93.1%
Same-Property Leased Occupancy	96.1%	93.9%	97.0%	96.7%
Cash ABR per Square Foot	$21.76	$20.94	$23.26	$22.88
Number of Same Properties	14		10	

Same-Property NOI Reconciliation	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net Income (Loss) Attributable to the Company	$ 28,335	$ (15,217)	$ 10,092	$ (1,965)
Gain on Disposition of Assets	(20,079)	–	(21,452)	(8,308)
Loss on Extinguishment of Debt	–	–	20,449	–
Provision for Impairment	–	23	68	676
Depreciation and Amortization	15,428	29,348	60,015	65,049
Amortization of Intangibles to Lease Income	110	1,084	1,006	254
Straight-Line Rent Adjustment	469	169	2,159	1,681
Accretion of Tenant Contribution	13	13	52	52
Interest Expense	7,100	5,756	26,928	22,521
General and Administrative Expenses	4,616	4,519	18,527	16,269
Investment and Other Loss (Income)	(6,784)	2,595	(3,451)	(2,606)
Income Tax Expense (Benefit)	143	(437)	446	(339)
Real Estate Operations Revenues	–	–	–	(1,981)
Real Estate Operations Direct Cost of Revenues	–	–	–	1,437
Management Fee Income	(1,248)	(1,230)	(4,849)	(4,590)
Interest Income From Commercial Loans and Investments	(3,421)	(2,950)	(12,540)	(7,357)
Other Non-Recurring Items [1]	(387)	(255)	(1,113)	(1,507)
Less: Non-Same Property NOI	(3,829)	(3,172)	(32,219)	(17,163)
Same-Property NOI	$ 20,466	$ 20,246	$ 64,118	$ 62,123
Less: Same Property NOI for Other Properties	(1,442)	(2,003)	(5,141)	(5,635)
Same-Property NOI for Shopping Centers	$ 19,024	$ 18,243	$ 58,977	$ 56,488

1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 15

© CTO Realty Growth, Inc. | ctoreit.com 16 Adjusted EBITDA Three Months Ended December 31, 2025 (unaudited; in thousands) Three Months Ended December 31, 2025 Net Income Attributable to the Company $ 28,335 Depreciation and Amortization of Real Estate 15,411 Gain on Disposition of Assets (20,079) Unrealized Gain & Realized Loss on Investment Securities (5,919) Distributions to Preferred Stockholders (1,878) Amortization of Intangibles to Lease Income (110) Straight-Line Rent Adjustment (469) Other Depreciation and Amortization (1) Amortization of Loan Costs and Capitalized Interest 203 Non-Cash Compensation 936 Other Non-Recurring Items (1) (387) Interest Expense, Net of Amortization of Loan Costs 6,896 Adjusted EBITDA $ 22,938 Annualized Adjusted EBITDA $ 91,752 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 1,816 Pro Forma Adjusted EBITDA $ 93,568 Total Long-Term Debt $ 616,345 Financing Costs, Net of Accumulated Amortization 2,455 Cash and Cash Equivalents (6,467) Restricted Cash (3) (11,610) Net Debt $ 600,723 Net Debt to Pro Forma Adjusted EBITDA 6.4 x 1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. 2. Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended December 31, 2025. 3. Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.

© CTO Realty Growth, Inc. | ctoreit.com 17 Market Capitalization, Debt Ratios and Liquidity As of December 31, 2025 (unaudited; in thousands, except per share amounts and market price) Any differences are a result of rounding. 1. Net debt to Pro Forma Adjusted EBITDA is calculated based on fourth quarter 2025 annualized Adjusted EBITDA. December 31, 2025 Common Share Price $ 18.41 Common Shares Outstanding 32,372 Total Common Equity Market Capitalization $ 595,974 Series A Preferred Par Value Per Share $ 25.00 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value $ 117,827 Total Equity Capitalization $ 713,801 Total Debt Outstanding $ 618,800 Cash and Cash Held in Like-Kind Exchange Escrow Accounts (18,077) Net Debt $ 600,723 Total Enterprise Value $ 1,314,524 Net Debt to Pro Forma Adjusted EBITDA1 6.4 x Net Debt to Total Enterprise Value 45.7% Fixed Charge Coverage Ratio 3.0 x Cash and Cash Held in Like-Kind Exchange Escrow Accounts $ 18,077 Available under Unsecured Credit Facility 149,000 Total Liquidity $ 167,077

Debt Summary

As of December 31, 2025

(unaudited; dollars in thousands)

Indebtedness Outstanding	Face Value	Weighted Avg. Rate	Initial Maturity Date	Type
Mortgage Note	$17,800	4.06%	Aug. 2026	Fixed
Revolving Credit Facility [1]	86,000	5.32%	Jan. 2027	Floating
Revolving Credit Facility [1]	65,000	4.57%	Jan. 2027	Fixed
2027 Term Loan [1]	100,000	2.80%	Jan. 2027	Fixed
2028 Term Loan [2]	100,000	5.18%	Jan. 2028	Fixed
2029 Term Loan [3]	125,000	4.21%	Sep. 2029	Fixed
2030 Term Loan [3]	125,000	4.24%	Sep. 2030	Fixed
Total / Weighted Average	**$618,800**	**4.33%**		

Year	Outstanding	Weighted Average Rate	% of Debt Maturing	Cumulative % of Debt Maturing
2026	$17,800	4.06%	3%	3%
2027	251,000	4.12%	41%	43%
2028	100,000	5.18%	16%	60%
2029	125,000	4.21%	20%	80%
2030	125,000	4.24%	20%	100%
Total / Weighted Average	**$618,800**	**4.33%**	**100%**	

Any differences are a result of rounding.

1. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.25%-2.20%
2. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.20%-2.15%
3. Interest rate is calculated as 30-day SOFR + pricing tier based on leverage within the range of 1.20%-2.15%

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Real Estate Portfolio Capital Investments

As of December 31, 2025

(unaudited; dollars in thousands)

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Investment in Previously Occupied Space					
Capital Expenditures	$1	$18	$3	$1,135	$1,157
Tenant Improvement Allowances	156	336	3,847	4,589	8,928
Leasing Commissions	214	234	270	658	1,376
Total Investment in Previously Occupied Space	$371	$588	$4,120	$6,382	$11,461
New Investment in Acquired Vacancy					
Capital Expenditures	$10	$107	$54	$109	$280
Tenant Improvement Allowances	389	657	1,410	967	3,423
Leasing Commissions	170	499	648	2,082	3,399
Total New Investment in Acquired Vacancy	$569	$1,263	$2,112	$3,158	$7,102
Other Capital Investments					
Property Improvement Costs	$160	$191	$461	$791	$1,630
Investment in Property Repositioning	88	140	196	438	862
Total Other Capital Investments	$248	$331	$657	$1,229	$2,465
Total Capital Investments					
Capital Expenditures and Other	$259	$456	$714	$2,473	$3,902
Tenant Improvement Allowances	545	993	5,257	5,556	11,986
Leasing Commissions	384	733	918	2,740	4,775
Total Capital Investments	$1,188	$2,182	$6,889	$10,769	$21,028

Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 19

Top Tenant Summary

As of December 31, 2025

(dollars and square feet in thousands)

Tenant/Concept	Credit Rating[1]	Leases[2]	Leased Square Feet[2]	% of Total	Cash ABR	% of Total
AMC	CCC+	3	174	3.2%	$4,118	4.0%
Fidelity	A+	2	122	2.2%	2,583	2.5%
Ross/dd's Discount	BBB+	7	194	3.5%	2,490	2.4%
Best Buy	BBB+	4	142	2.6%	2,229	2.1%
TJ Maxx/HomeGoods/Marshalls	A	6	177	3.2%	2,161	2.1%
Burlington	BB+	4	140	2.5%	1,913	1.8%
Dick's Sporting Goods	BBB	4	185	3.4%	1,806	1.7%
Nordstrom Rack	BB	3	106	1.9%	1,779	1.7%
Southern University	NR	1	60	1.1%	1,715	1.6%
Publix	NR	2	99	1.8%	1,659	1.6%
Whole Foods Market	AA	1	60	1.1%	1,633	1.6%
Academy Sports & Outdoors	BB+	2	129	2.3%	1,497	1.4%
Barnes & Noble	NR	3	75	1.4%	1,385	1.3%
PetSmart	B+	4	78	1.4%	1,279	1.2%
Regal Cinemas	NR	1	51	0.9%	1,210	1.2%
DSW Shoe Warehouse	NR	4	69	1.3%	1,164	1.1%
Onelife Fitness	NR	1	45	0.8%	1,120	1.1%
Harkins Theatres	NR	1	56	1.0%	1,073	1.0%
Floor & Decor	BB	1	75	1.4%	1,047	1.0%
Old Navy	BB+	3	59	1.1%	904	0.9%
Other		547	2,911	52.9%	69,210	66.6%
Total Occupied		**604**	**5,006**	**91.0%**	**$103,975**	**100.0%**
Vacant		-	495	9.0%		
Total		**604**	**5,501**	**100.0%**		

Any differences are a result of rounding.

1. Credit Rating is the available rating from S&P Global Ratings as of December 31, 2025. "NR" indicates the company is not rated.
2. Excludes leases not yet commenced.

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Retail Leasing Activity

As of December 31, 2025

(dollars and square feet in thousands, except per square foot data)

	Leases Signed	Square Feet	New Rent Per SF	Prior Rent Per SF	Cash Basis % Change	Avg Lease Term (Yrs)	Tenant Improvements Per SF
Total Comparable Leases							
Q4 2025	20	167	$23.68	$18.09	30.9%	6.5	$29.67
Q3 2025	21	125	$22.24	$20.16	10.3%	6.2	$3.39
Q2 2025	14	190	$25.54	$21.01	21.6%	7.2	$13.58
Q1 2025	17	110	$23.97	$17.47	37.2%	7.3	$12.38
Total	72	592	$23.68	$18.09	24.2%	6.8	$15.75
New Leases - Comparable							
Q4 2025	4	46	$29.54	$14.41	105.0%	10.6	$108.01
Q3 2025	6	14	$47.21	$46.14	2.3%	9.3	$29.53
Q2 2025	4	75	$18.90	$10.52	79.6%	10.0	$34.19
Q1 2025	6	63	$22.42	$12.32	82.0%	9.4	$21.18
Total	20	198	$24.52	$14.57	68.3%	9.9	$46.83
Renewals & Extensions - Comparable							
Q4 2025	16	121	$21.45	$19.48	10.1%	4.3	-
Q3 2025	15	110	$18.99	$16.78	13.2%	5.3	-
Q2 2025	10	115	$29.91	$27.91	7.2%	6.1	-
Q1 2025	11	47	$26.05	$24.40	6.8%	4.9	$0.56
Total	52	393	$23.77	$21.76	9.2%	5.3	$0.07
Total Comparable and Non-Comparable							
Q4 2025	23	189	$24.14	NA	NA	6.8	$44.72
Q3 2025	24	142	$23.00	NA	NA	6.6	$7.80
Q2 2025	22	227	$25.43	NA	NA	7.6	$16.25
Q1 2025	18	113	$24.14	NA	NA	7.4	$12.59
Total	87	671	$24.33	NA	NA	7.1	$21.87

Any differences are a result of rounding.

Comparable leases compare retail leases signed on a space for which there was previously a tenant. Does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases. New rent per sq. ft. represents the minimum cash rent under the new lease for the first 12 months of the term. Prior rent per sq. ft. represents the minimum cash rent under the prior lease for the last 12 months of the previous term. Tenant improvements include landlord work.

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Lease Expiration Schedule

As of December 31, 2025

(dollars and square feet in thousands, except per square foot data)

Anchor Tenants (>10,000 Square Feet)

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	6	214	4.3%	$3,599	3.5%	$16.84
2027	10	385	7.7%	4,161	4.0%	$10.80
2028	20	800	16.0%	13,128	12.6%	$16.41
2029	10	436	8.7%	3,920	3.8%	$8.99
2030	8	218	4.3%	3,245	3.1%	$14.91
2031	14	381	7.6%	6,844	6.6%	$17.95
2032	8	211	4.2%	2,970	2.9%	$14.07
2033	4	76	1.5%	1,360	1.3%	$17.84
2034	6	150	3.0%	2,341	2.3%	$15.57
2035	11	241	4.8%	5,111	4.9%	$21.18
Thereafter	6	236	4.7%	4,157	4.0%	$17.59
Total	**103**	**3,349**	**66.9%**	**$50,836**	**48.9%**	**$15.18**

Small Shop Tenants

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	62	176	3.5%	$5,320	5.1%	$30.18
2027	69	214	4.3%	6,229	6.0%	$29.11
2028	67	232	4.6%	7,578	7.3%	$32.73
2029	62	210	4.2%	6,501	6.3%	$30.95
2030	69	235	4.7%	7,383	7.1%	$31.43
2031	44	150	3.0%	4,433	4.3%	$29.62
2032	35	121	2.4%	4,174	4.0%	$34.36
2033	33	106	2.1%	3,816	3.7%	$35.89
2034	24	88	1.8%	3,429	3.3%	$39.05
2035	26	68	1.4%	2,442	2.3%	$36.01
Thereafter	10	57	1.1%	1,835	1.8%	$32.00
Total	**501**	**1,657**	**33.1%**	**$53,140**	**51.1%**	**$32.07**

Total

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	68	390	7.8%	$8,919	8.6%	$22.87
2027	79	599	12.0%	10,390	10.0%	$17.34
2028	87	1,032	20.6%	20,706	19.9%	$20.07
2029	72	646	12.9%	10,421	10.0%	$16.13
2030	77	453	9.0%	10,628	10.2%	$23.49
2031	58	531	10.6%	11,278	10.8%	$21.24
2032	43	333	6.6%	7,144	6.9%	$21.48
2033	37	183	3.6%	5,175	5.0%	$28.35
2034	30	238	4.8%	5,770	5.5%	$24.23
2035	37	309	6.2%	7,552	7.3%	$24.43
Thereafter	16	294	5.9%	5,992	5.8%	$20.40
Total	**604**	**5,006**	**100.0%**	**$103,975**	**100.0%**	**$20.77**

Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com 23 Year-to-Date Investment & Disposition Activity As of December 31, 2025 (dollars and square feet in thousands) Any differences are a result of rounding. Investments Type Date Square Feet Price / Commitment Ashley Park – Newnan, GA Lifestyle Mar. 2025 559 $79,750 Pompano Citi Centre – Pompano Beach, FL Power Center Dec. 2025 509 65,150 Total Property Acquisitions 1,068 $144,900 Main Street Seller Financing – Daytona Beach, FL Aug. 2025 $5,000 Rivana Amendment and Upsize – Herndon, VA Dec. 2025 $16,000 Total Investments $165,900 Dispositions Type Date Sold Square Feet Price Main Street – Daytona Beach, FL Single-Tenant Aug. 2025 30 $7,100 The Shops at Legacy North – Plano, TX Lifestyle Dec. 2025 242 78,020 Total Property Dispositions 272 $85,120

Portfolio Summary

As of December 31, 2025

(square feet in thousands)

Market / Property	Year Built / Updated	Acreage	Square Feet	In-Place Occupancy	Leased Occupancy	Cash ABR PSF
Atlanta, GA						
The Collection at Forsyth	2006	70	561	87%	92%	$23.37
Ashford Lane	2005	44	277	93%	97%	$32.51
Madison Yards	2019	10	163	98%	100%	$32.56
The Exchange at Gwinnett	2021/2023	16	97	93%	100%	$37.56
Ashley Park	2004	60	559	93%	96%	$16.75
Total / Weighted Average: Atlanta		200	1,657	92%	96%	$24.47
Charlotte, NC						
Carolina Pavilion	1995	72	694	84%	91%	$15.80
Dallas, TX						
Plaza at Rockwall	2007	42	444	100%	100%	$14.54
Fort Lauderdale, FL						
Pompano Citi Centre	1971/2006	34	509	92%	92%	$16.19
Houston, TX						
Price Plaza Shopping Center	1999	23	201	100%	100%	$16.97
Jacksonville, FL						
The Strand at St. Johns Town Center	2017	52	211	100%	100%	$26.72
Orlando, FL						
Marketplace at Seminole Towne Center	2006	41	320	86%	100%	$21.22
Millenia Crossing	2009	11	100	80%	93%	$25.62
Total / Weighted Average: Orlando		52	421	84%	98%	$22.21
Phoenix, AZ						
Crossroads Town Center	2005	31	222	95%	95%	$21.11
Raleigh, NC						
Beaver Creek Crossings	2005	52	322	99%	100%	$18.74
Richmond, VA						
West Broad Village	2007	33	392	95%	95%	$26.13
Tampa, FL						
Lake Brandon Village	1998	8	102	100%	100%	$13.87
Granada Plaza	1985	7	74	92%	92%	$16.20
Total / Weighted Average: Tampa		15	176	97%	97%	$14.81
Total Shopping Center Portfolio		**606**	**5,248**	**92%**	**96%**	**$20.61**
Albuquerque Office [1]	2009	25	212	54%	100%	$18.02
Winter Park Office	1982	2	28	100%	100%	$30.38
Daytona Beach Restaurant Portfolio	2017/ 2018	6	12	100%	100%	$87.79
Total Portfolio		**640**	**5,501**	**91%**	**96%**	**$20.77**

Any differences are a result of rounding.

1. Formerly referred to as "Fidelity Building"

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Geographic Diversification

As of December 31, 2025

(cash ABR and square feet in thousands)

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Georgia	5	1,657	30%	$37,165	36%	$156,204	192,279
Florida	9	1,357	25%	25,507	25%	105,383	208,113
North Carolina	2	1,016	18%	15,236	15%	137,030	166,391
Texas	2	644	12%	9,837	9%	154,943	177,997
Virginia	1	392	7%	9,746	9%	154,649	178,579
Arizona	1	222	4%	4,426	4%	163,525	320,413
New Mexico	1	212	4%	2,058	2%	73,504	50,473
Total	**21**	**5,501**	**100%**	**$103,975**	**100%**	**$140,266**	**192,985**

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Atlanta, GA	5	1,657	30%	$37,165	36%	$156,204	192,279
Richmond, VA	1	392	7%	9,746	9%	154,649	178,579
Charlotte, NC	1	694	13%	9,243	9%	149,924	202,342
Orlando, FL	3	449	8%	8,731	8%	112,984	178,564
Fort Lauderdale, FL	1	509	9%	7,558	7%	105,521	250,967
Dallas, TX	1	444	8%	6,434	6%	145,379	103,989
Raleigh, NC	1	322	6%	5,993	6%	162,683	140,451
Jacksonville, FL	1	211	4%	5,643	6%	100,232	203,742
Phoenix, AZ	1	222	4%	4,426	4%	163,525	320,413
Houston, TX	1	201	4%	3,404	3%	121,250	284,337
Tampa, FL	2	176	3%	2,518	3%	104,741	232,639
Albuquerque, NM	1	212	4%	2,058	2%	73,504	50,473
Daytona Beach, FL	2	12	0%	1,057	1%	70,648	110,706
Total	**21**	**5,501**	**100%**	**$103,975**	**100%**	**$140,266**	**192,985**

Any differences are a result of rounding. Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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25

Other Investments

As of December 31, 2025

(dollars in thousands, except for per share data)

Investment Securities	Shares & Operating Partnership Units Owned	Share Price	Value	Annualized Dividend Per Share	Q4 2025 Annualized Dividend Income
Alpine Income Property Trust	2,472	$16.72	$41,324	$1.14	$2,818

Structured Investments	Origination Date	Maturity Date	Original Loan Amount	Amount Outstanding	Interest Rate
Rivana, Herndon, VA	Sept. 2024	Sept. 2028	$59,450	$34,246	11.50% [1]
Watters Creek at Montgomery Farm	Apr. 2022	Apr. 2026	30,000	30,000	9.50%
Founders Square	Mar. 2023	Mar. 2027	15,000	15,000	8.75% [2]
Whole Foods	Nov. 2024	May 2027	40,200	13,804	12.15%
Series A Preferred Investment	Jul. 2024	NA[3]	10,000	10,000	14.00%
Mainstreet	Aug. 2025	Aug. 2030	5,000	5,000	6.50%
Total Structured Investments			**$159,650**	**$108,050**	**10.65%**

Any differences are a result of rounding.

1. Future draws will earn 12.0% coupon including 10.0% current pay and 2.0% paid-in-kind interest
2. Increases to 9.50% effective January 1, 2026
3. The Series A Preferred Investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events

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© CTO Realty Growth, Inc. | ctoreit.com 27 2026 Guidance 1. See reconciliation of our 2026 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, on page 14. 2. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. Before potential impact from income producing acquisitions and dispositions. Low High Core FFO Per Diluted Share1 $1.98 − $2.03 AFFO Per Diluted Share1 $2.11 − $2.16 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2026 is as follows: The Company’s 2026 guidance includes but is not limited to the following assumptions: Low High Investments $100 Million − $200 Million Target Initial Investment Cash Yield 8.00% − 8.50% Same-Property NOI Growth for Shopping Centers2 3.5% − 4.5% General and Administrative Expenses $19.5 Million − $20.0 Million

Contact Information & Research Coverage

Contact Information

Corporate Office Locations	Investor Relations	New York Stock Exchange
369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114	ir@ctoreit.com	Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com

Research Analyst Coverage

Institution	Coverage Analyst	Email
Alliance Global Partners	Gaurav Mehta	gmehta@allianceg.com
B. Riley	John Massocca	jmassocca@brileyfin.com
Cantor Fitzgerald	Jay Kornreich	jay.kornreich@cantor.com
Janney	Rob Stevenson	robstevenson@janney.com
Jones Research	Jason Weaver	jweaver@jonestrading.com
Lucid Capital Markets	Craig Kucera	ckucera@lucidcm.com
Raymond James	RJ Milligan	rjmilligan@raymondjames.com

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